ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	**20090297564-84**
	Filing Date and Time **03/27/2009 10:40 AM**
	Entity Number **E0159912009-2**

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Berkeley Coffee & Tea, Inc.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ________ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Rachelle J. Nicolle Ltd.
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address	City		Zip Code
1662 Hwy. 395, Suite 214	Minden	Nevada	89423

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75,000,000 Par value per share: $ 0.001 Number of shares without par value: ________

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Sean Tan
Name

Street Address	City	State	Zip Code
1662 Hwy. 395, Suite 214	Minden	NV	89423

2) ________
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: (see page 2)

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Rachelle J. Nicolle
Name

X [signature]
Incorporator Signature

Address	City	State	Zip Code
1662 Highway 395, Suite 214	Minden	NV	89423

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

3/26 /2009
Date

This form must be accompanied by appropriate fees.

ADDITIONAL PAGE
OF
ARTICLES OF INCORPORATION
FOR
BERKELEY COFFEE & TEA, INC.
A NEVADA DOMESTIC CORPORATION

ARTICLE 5. ~ *continued*

Purpose

The purpose of this Corporation shall be to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

ARTICLE 8.

Corporation Bylaws

The Board of Directors is authorized and empowered to make, alter, amend, and rescind the Bylaws of the Corporation, but Bylaws made by the Board may be altered or repealed, and new Bylaws made, by the stockholders.

ARTICLE 9.

Indemnification

The Corporation is authorized to provide indemnification of director, officer, employee or agent of the Corporation (as defined in Nevada Revised Statutes Section 78.7502 et seq.) The liability of the officers, directors, and shareholders of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

ARTICLE 10.

Stock and Shareholder Issues

The capital stock of this Corporation, after the amount of the subscription price has been paid in cash or in kind, shall be and remain non-assessable and shall not be subject to assessment to pay debts of this Corporation.

No holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of this Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

This Corporation shall not be governed by the provisions of NRS 78.411 to 78.444, inclusive.

ARTICLE 11.

Existence

This Corporation shall have perpetual existence.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation here on 3-26-2009, and I acknowledge the same to be my true act and deed.

Rachelle J. Nicolle, Incorporator

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

BERKELEY COFFEE & TEA, INC.

Nevada Business Identification # NV20091159094

Expiration Date: March 31, 2011

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 15, 2010

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.